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Exhibit 31.1

CERTIFICATION

I, Peter R. Huntsman, certify that:

1.
I have reviewed this Amendment No. 2 on Form 10-K/A of Huntsman Corporation and Huntsman International LLC;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrants as of, and for, the periods presented in this report.*

Date: June 30, 2008

By:	/s/ PETER R. HUNTSMAN Peter R. Huntsman Chief Executive Officer

*
Paragraphs 4 and 5 of the form of certification are omitted because this Amendment No. 2 on Form 10-K/A does not include the information as to which such paragraphs relate.

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  Exhibit 31.1